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CONSENT OF INDEPENDENT AUDITORS

The Expedition Funds:

We consent to the references to our firm under the headings "Addresses - Independent Auditors" in the Prospectuses and "Other Services -Independent Auditors" and "Financial Statements" in the Statement of Additional Information for the Expedition Tax-Free Money Market Fund, filed as part of Post-Effective Amendment No. 28 to the Registration Statement on Form N-1A (File No. 33-30950) of The Expedition Funds.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Princeton, New Jersey
January 15, 1998